 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2014

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.
(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.
11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 554-1110
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events
Phillips Edison – ARC Shopping Center REIT Inc. (the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K to present updated pro forma financial information to be incorporated by reference into the Company’s Registration Statement on Form S-3 for the sale of shares of the Company’s common stock pursuant to its dividend reinvestment plan (the “Registration Statement”).  The following information provides, on a pro forma basis, selected financial information for the Company for the year ended December 31, 2013 as if those significant property acquisitions made in 2013 for which the Company previously provided pro forma financial information, consisting of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing and Vineyard Center, had been made on January 1, 2013.  The pro forma financial information previously provided by the Company for the above-mentioned properties was included in the Company’s Current Reports on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2013 and May 8, 2013. Pro forma financial information for the three months ended March 31, 2014 is not included herein as the Company owned each of the aforementioned properties for the entirety of such period and the results of operations for each of these properties were included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2013
(in thousands, except per share amounts)

	Year Ended December 31, 2013 as Reported	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2013
	(a)
Revenues:
Rental income	$56,898	$1,269	(b)	$58,167
Tenant recovery income	16,048	310	(c)	16,358
Other property income	219	9	(c)	228
Total revenues	73,165	1,588		74,753

Expenses:
Property operating	11,896	315	(c)	12,211
Real estate taxes	9,658	140	(c)	9,798
General and administrative	4,346	181	(c)	4,527
Acquisition expenses	18,772	(2,401)	(d)	16,371
Depreciation and amortization	30,512	418	(e)	30,930
Total expenses	75,184	(1,347)		73,837

Operating income (loss)	(2,019)	2,935		916

Other income (expense):
Interest expense, net	(10,511)	(350)	(f)	(10,861)
Other income, net	180	—		180

Net (loss) income	(12,350)	2,585		(9,765)
Net income attributable to noncontrolling interests	(54)	—		(54)
Net (loss) income attributable to Company shareholders	$(12,404)	$2,585		$(9,819)

Per share information – basic and diluted:
Net loss per share – basic and diluted	$(0.18)			$(0.14)
Weighted-average common shares outstanding – basic and diluted	70,227,368			70,252,072	(g)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Information.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2013

a.
Reflects the Company’s historical operations as previously presented on the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including the historical operations of the significant property acquisitions made during 2013 from the respective dates of acquisition through December 31, 2013.

b.
Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues of the significant property acquisitions as if the Company had acquired the properties on January 1, 2013. The average remaining lease terms range from 3.3 years to 10.2 years for the significant properties acquired during 2013.

c.	Reflects pro forma adjustments related to the operations of the significant property acquisitions made during 2013, as if they were acquired on January 1, 2013.

d.
Reflects the adjustment to remove the acquisition expenses for the significant property acquisitions made during 2013 as reported on the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

e.
Reflects the depreciation and amortization of the significant property acquisitions made in 2013 using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

f.
Reflects the sum of the pro forma straight-line amortization of loan closing costs, deferred loan fees, and the difference between the fair value of the assumed debt and the outstanding principal balance as of the assumption date over the average remaining lives of the loans assumed as if the Company had acquired the significant properties on January 1, 2013. Also reflects the approximate amount of interest expense which would have been incurred for the debt assumed or loan draws made for the significant property acquisitions made in 2013, as if they were acquired on January 1, 2013.

g.
Reflects the weighted average shares that would be outstanding if the significant property acquisitions made during 2013 were acquired on January 1, 2013, based on offering proceeds received as of February 10, 2013, which is the date at which sufficient cash was raised for the acquisition of the properties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: June 17, 2014	By:	/s/ R. Mark Addy_____________________
R. Mark Addy
Co-President and Chief Operating Officer